UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022 (March 8, 2022)

GLOBAL SPAC PARTNERS CO.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40320	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #1968

Claymont, DE 19703

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 560 4753

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one subunit and one-half of one redeemable warrant	GLSPU	The Nasdaq Stock Market LLC

Subunits included as part of the units, each consisting of one Class A ordinary share, $.0001 par value, and one-quarter of one redeemable warrant	GLSPT	The Nasdaq Stock Market LLC

Redeemable warrants	GLSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

Global SPAC Partners Co. (the “Company”), in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 that was filed with the SEC on August 24, 2021 (the “2Q 2021 Form 10-Q”), disclosed that the Company re-evaluated its application of ASC 480-10-S99 to its accounting classification of the subunits (and the underlying Class A ordinary shares) (the “Public Subunits”) the Company issued as part of the units sold in the Company’s initial public offering (the “IPO”) on April 13, 2021 and the subsequent exercise of the underwriters’ over-allotment option on April 15, 2021. The Company had previously classified a portion of the Public Subunits in permanent equity. Subsequent to the re-evaluation, the Company’s management concluded that all of its Public Subunits should be classified as temporary equity (the “Identified Errors”). The Identified Errors impacted the Company’s Current Report Form 8-K filed on May 14, 2021 (the “Closing Form 8-K”) containing the Company’s balance sheet as of April 13, 2021 and related notes (the “Affected Financial Statements”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the Identified Errors and had determined the related impacts were not qualitatively material to the Closing Form 8-K and that a restatement of the Affected Financial Statements was not necessary.

However, upon further consideration of the quantitatively material nature of the impact of the Identified Errors to the Affected Financial Statements, the Company determined the Identified Errors to be overall material to the Affected Financial Statements and that the Company should restate the Affected Financial Statements to correct the Identified Errors.

Therefore, on March 8, 2022, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Affected Financial Statements should be restated to report all Public Subunits as temporary equity and should no longer be relied upon. As such, the Company intends to restate the Affected Financial Statements in an amendment to the Closing Form 8-K to be filed with the SEC.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

The Company’s management has concluded that, in light of the Identified Errors, a material weakness existed in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of April 13, 2021. The Company has since, in all subsequent financial statements, correctly classified all Public Subunits as temporary equity.

The Company’s management and the Audit Committee have discussed the matters disclosed under Item 4.02 in this Current Report on Form 8-K with UHY LLP, the Company’s independent registered public accounting firm.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. These risks and uncertainties include, but are not limited to, further changes in or developments regarding accounting treatment, among others. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SPAC PARTNERS CO.

	By:	/s/ Long Long
		Name:	Long Long
		Title:	Chief Financial Officer

Dated: March 10, 2022

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